                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

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                                  $100,000,000

                               TERM LOAN AGREEMENT

                                      among

                        HAIGHTS CROSS OPERATING COMPANY,

                                  as Borrower,

                               The Several Lenders

                        from Time to Time Parties Hereto,

                                       and

                      BEAR STEARNS CORPORATE LENDING INC.,

                             as Administrative Agent

                           Dated as of August 20, 2003

--------------------------------------------------------------------------------

                   BEAR, STEARNS & CO. INC., as Lead Arranger

                                TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.        DEFINITIONS...................................................................................      1

         1.1.     Defined Terms.................................................................................      1
         1.2.     Other Definitional Provisions.................................................................     33

SECTION 2.        AMOUNT AND TERMS OF TERM COMMITMENTS..........................................................     34

         2.1.     Term Commitments..............................................................................     34
         2.2.     Procedure for Term Loan Borrowing.............................................................     34
         2.3.     Repayment of Term Loans.......................................................................     34

SECTION 3.        GENERAL PROVISIONS APPLICABLE TO TERM LOANS...................................................     35

         3.1.     Prepayments...................................................................................     35
         3.2.     Mandatory Asset Sale Offers...................................................................     36
         3.3.     Interest Rates and Payment Dates..............................................................     38
         3.4.     Computation of Interest and Fees..............................................................     38
         3.5.     Pro Rata Treatment and Payments...............................................................     38
         3.6.     Requirements of Law...........................................................................     39
         3.7.     Taxes.........................................................................................     40
         3.8.     Indemnity.....................................................................................     42
         3.9.     Change of Lending Office......................................................................     43
         3.10.    Replacement of Lenders........................................................................     43
         3.11.    Evidence of Debt..............................................................................     43

SECTION 4.        REPRESENTATIONS AND WARRANTIES................................................................     44

         4.1.     Financial Condition...........................................................................     44
         4.2.     No Change.....................................................................................     45
         4.3.     Corporate Existence; Compliance with Law......................................................     45
         4.4.     Power; Authorization; Enforceable Obligations.................................................     45
         4.5.     No Contractual or Legal Bar...................................................................     46
         4.6.     Litigation....................................................................................     46
         4.7.     No Default....................................................................................     46
         4.8.     Ownership of Property; Liens..................................................................     46
         4.9.     Intellectual Property.........................................................................     46
         4.10.    Taxes.........................................................................................     46
         4.11.    Federal Regulations...........................................................................     47
         4.12.    Labor Matters.................................................................................     47
         4.13.    ERISA.........................................................................................     47
         4.14.    Investment Company Act; Other Regulations.....................................................     48
         4.15.    Subsidiaries..................................................................................     48
         4.16.    Use of Proceeds...............................................................................     48
         4.17.    Environmental Matters.........................................................................     48

         4.18.    Accuracy of Information, etc..................................................................     49
         4.19.    Security Documents............................................................................     49
         4.20.    Solvency......................................................................................     50
         4.21.    Regulation H..................................................................................     50
         4.22.    Certain Documents.............................................................................     51
         4.23.    Financial Assistance..........................................................................     51

SECTION 5.        CONDITIONS PRECEDENT..........................................................................     51

         5.1.     Conditions to Extension of Credit.............................................................     51

SECTION 6.        COVENANTS.....................................................................................     56

         6.1.     Reports.......................................................................................     56
         6.2.     Compliance Certificate........................................................................     57
         6.3.     Taxes.........................................................................................     57
         6.4.     Stay, Extension and Usury Laws................................................................     57
         6.5.     Restricted Payments...........................................................................     58
         6.6.     Dividend and Other Payment Restrictions Affecting Subsidiaries................................     61
         6.7.     Incurrence of Indebtedness and Issuance of Preferred Stock....................................     63
         6.8.     Asset Sales...................................................................................     65
         6.9.     Transactions with Affiliates..................................................................     67
         6.10.    Liens.........................................................................................     68
         6.11.    Business Activities...........................................................................     68
         6.12.    Corporate Existence...........................................................................     68
         6.13.    Offer to Prepay Upon Change of Control........................................................     69
         6.14.    Limitation on Sale and Leaseback Transactions.................................................     70
         6.15.    Payments for Consent..........................................................................     70
         6.16.    Additional Guarantees.........................................................................     71
         6.17.    Designation of Restricted and Unrestricted Subsidiaries.......................................     71
         6.18.    Further Assurances............................................................................     71
         6.19.    Additional Collateral.........................................................................     71

SECTION 7.        SUCCESSORS....................................................................................     72

         7.1.     Merger, Consolidation, or Sale of Assets......................................................     72
         7.2.     Successor Corporation Substituted.............................................................     73

SECTION 8.        DEFAULTS AND REMEDIES.........................................................................     73

         8.1.     Events of Default.............................................................................     73
         8.2.     Acceleration..................................................................................     75
         8.3.     Other Remedies................................................................................     76
         8.4.     Waiver of Past Defaults.......................................................................     76
         8.5.     Control by Majority...........................................................................     76
         8.6.     Limitation on Suits...........................................................................     76
         8.7.     Rights of Lenders to Receive Payment..........................................................     77
         8.8.     Collection Suit by Administrative Agent.......................................................     77


         8.9.     Priorities....................................................................................     77
         8.10.    Undertaking for Costs.........................................................................     77

SECTION 9.        THE AGENTS....................................................................................     78

         9.1.     Appointment...................................................................................     78
         9.2.     Delegation of Duties..........................................................................     78
         9.3.     Exculpatory Provisions........................................................................     78
         9.4.     Reliance by Agents............................................................................     78
         9.5.     Notice of Default.............................................................................     79
         9.6.     Non-Reliance on Agents and Other Lenders......................................................     79
         9.7.     Indemnification...............................................................................     80
         9.8.     Agent in Its Individual Capacity..............................................................     80
         9.9.     Successor Administrative Agent................................................................     80
         9.10.    Agents Generally..............................................................................     81
         9.11.    The Lead Arranger.............................................................................     81
         9.12.    Withholding Tax...............................................................................     81

SECTION 10.       MISCELLANEOUS.................................................................................     81

         10.1.    Amendments and Waivers........................................................................     81
         10.2.    Notices.......................................................................................     82
         10.3.    No Waiver; Cumulative Remedies................................................................     83
         10.4.    Survival of Representations and Warranties....................................................     83
         10.5.    Payment of Expenses and Taxes.................................................................     83
         10.6.    Successors and Assigns; Participations and Assignments........................................     85
         10.7.    Adjustments; Set-off..........................................................................     88
         10.8.    Counterparts..................................................................................     88
         10.9.    Severability..................................................................................     88
         10.10.   Integration...................................................................................     88
         10.11.   GOVERNING LAW.................................................................................     89
         10.12.   Submission To Jurisdiction; Waivers...........................................................     89
         10.13.   Acknowledgments...............................................................................     89
         10.14.   Releases of Guarantees and Liens..............................................................     89
         10.15.   Confidentiality...............................................................................     90
         10.16.   WAIVERS OF JURY TRIAL.........................................................................     90
         10.17.   Delivery of Addenda...........................................................................     91
         10.18.   Statements Required in Certificate or Opinion.................................................     91

SCHEDULES:

1.1(a)               Mortgaged Intellectual Property
1.1(b)               Mortgaged Real Property
1.1(c)               Leased Real Property
4.4                  Consents, Authorizations, Filings and Notices
4.6                  Material Litigation
4.15(a)              Subsidiaries
4.19(c)              Mortgage Filing Jurisdictions

EXHIBITS:

A                    Form of Guarantee and Collateral Agreement
B                    Form of Closing Certificate
C-1                  Form of Copyright Mortgage
C-2                  Form of Trademark Mortgage
C-3                  Form of Patent Mortgage
C-4                  Form of Real Property Mortgage
D                    Form of Assignment and Assumption
E-1                  Form of Legal Opinion of Goodwin Procter LLP
E-2                  Form of Legal Opinion of Thomas E. Helf, Esq.
E-3                  Form of Legal Opinion of Eversheds LLP
F                    Form of Exemption Certificate
G                    Form of Term Note
H                    Form of Addendum
I                    Form of Subordinated Intercompany Note
J                    Form of Solvency Certificate
K                    Form of Collateral Trust Agreement

                  TERM LOAN AGREEMENT, dated as of August 20, 2003, among Haights Cross Operating Company, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR, STEARNS & CO. INC., as lead arranger (in such capacity, the "Lead Arranger"), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, the "Administrative Agent").

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Acquired Debt":  with respect to any specified Person:

                  (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Addendum": an instrument, substantially in the form of Exhibit H, by which a Lender becomes a party to this Agreement as of the Closing Date.

                  "Additional Collateral": as defined in Section 6.19.

                  "Administrative Agent": as defined in the recitals to this Agreement, and including any successor thereto appointed in accordance with
Section 9.9.

                  "Affiliate": of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

                  "Affiliate Transaction":  as defined in Section 6.9(a).

                  "Agents": the collective reference to the Collateral Trustee, the Lead Arranger and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender's Term Loans.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement" or "Term Loan Agreement": this Term Loan Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection herewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, whether provided under this Agreement or otherwise and whether the Borrower or an Affiliate thereof is the borrower.

                  "Applicable Margin": the rate per annum of 4.50%; provided that, on and after the first Adjustment Date (as defined below) occurring after completion of the first two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin will be determined in accordance with the following chart:

Pricing
 Level                   Applicable Margin
-------                  -----------------
    I                         6.00%

   II                         5.50%

  III                         4.50%

with such adjustments to become effective on the date (the "Adjustment Date") that is one Business Day after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1(a) and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1(a), then, until the date that is one Business Day after the date on which such financial statements are delivered, the rate set forth opposite Pricing Level I in the chart above shall apply. On each Adjustment Date, the Applicable Margin shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date. Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default shall have occurred and be continuing, the highest rate set forth in the applicable column of the chart above shall apply to all Term Loans.

                  As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

         "Pricing Level I" shall exist on an Adjustment Date if the Borrower's Secured Debt to Cash Flow Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) is greater than or equal to 3.50 to 1.00.

         "Pricing Level II" shall exist on an Adjustment Date if the Borrower's Secured Debt to Cash Flow Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00.

         "Pricing Level III" shall exist on an Adjustment Date if the Borrower's Secured Debt to Cash Flow Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) is less than 3.00 to 1.00.

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "Asset Sale":

                  (a) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 6.13 hereof and/or Section 7.1 hereof and not by the provisions of Section 6.8 hereof; and

                  (b) the issuance of Equity Interests in any of the Borrower's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

                  (c) Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                           (i) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $1.0 million;

                           (ii) a transfer of assets between or among the Borrower and its Restricted Subsidiaries;

                           (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary of the Borrower;

                           (iv) the sale or lease of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                           (v) the sale or other disposition of cash or Cash Equivalents;

                           (vi) the licensing of intellectual property for Fair Market Value in the ordinary course of business; and

                           (vii) a Restricted Payment or Permitted Investment that is permitted by Section 6.5 hereof.

                  "Asset Sale Offer":  as defined in Section 3.2(b).

                  "Assignee":  as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit D.

                  "Attributable Debt": in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

                  "Bankruptcy Law": Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                   "Beneficial Owner": has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Board of Directors":

                  (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (d) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Borrower":  as defined in the preamble to this Agreement.

                  "Business":  as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Lease Obligation": at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Capital Stock":

                  (a)      in the case of a corporation, corporate stock;

                  (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

                  "Cash Equivalents":

                  (a)      United States dollars;

                  (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

                  (e) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Rating Services ("S&P") and in each case maturing within one year after the date of acquisition; and

                  (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

                  "Change of Control":

                  (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

                  (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

                  (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Principal or a Related Party of a Principal becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares;

                  (d) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash or Cash Equivalents, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

                  (e) after an initial public offering of the Borrower or any direct or indirect parent of the Borrower, the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

                  (f) the first day on which Parent ceases to own a majority of the outstanding Equity Interests of the Borrower.

                  "Change of Control Offer":  as defined in Section 6.13(a).

                  "Change of Control Payment":  as defined in Section 6.13(a).

                  "Change of Control Payment Date": as defined in Section
6.13(a).

                  "Charge Over Shares": that certain Charge Over Shares, dated as of the date hereof, executed by Recorded Books, LLC pertaining to the Capital Stock of the UK Loan Party.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is August 20, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Trust Agreement": that certain Collateral Trust Agreement, dated as of the date hereof, by and between the Borrower, the Guarantors, the Collateral Trustee, the Administrative Agent, and The Bank of New York, as administrative agent for the lenders under the Revolving Credit Agreement, substantially in the form of Exhibit K hereto.

                  "Collateral Trustee": The Bank of New York as Collateral Trustee under the Collateral Trust Agreement.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Conduit Lender": any special purpose entity organized and administered by any Lender for the purpose of making Term Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent or each of the Lenders; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Term Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Term Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.6, 3.7, 3.8, or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Term Commitment.

                  "Consolidated Cash Flow": with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (i) an Asset Sale or (ii) the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (c) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

                  (d) depreciation, amortization (including amortization of goodwill and other intangibles and amortization of product development expenditures, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (e) the non-recurring charge of $2.8 million for the year ended December 31, 2002 associated with the Borrower's management incentive plan and the non-recurring restructuring charge in an amount not to exceed $2.0 million for the year ended December 31, 2003 associated with the Borrower's warehousing, customer service and order fulfillment functions; plus

                  (f) any expenses incurred or charges taken in connection with (i) the issuance of the Senior Notes on the date of this Agreement, (ii) the borrowings under this Agreement on the date of this Agreement and (iii) the execution and delivery of the Revolving Credit Agreement on the date of this Agreement; plus

                  (g) an amount equal to any gains or losses realized in connection with foreign currency exchange transactions; minus

                  (h) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than the reversal of any non-cash expense to the extent that it represented an accrual of or reserve for cash expenses in any future period;

                  in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Borrower will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Indebtedness": with respect to any specified Person as of any date of determination, the sum, without duplication, of

                  (a) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

                  (b) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

                  (c) the aggregate liquidation value of all Disqualified Stock of such Person and any of its Restricted Subsidiaries that have Guaranteed the Indebtedness of such Person and all preferred stock of the Restricted Subsidiaries of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense": with respect to any specified Person for any period, the sum, without duplication, of

                  (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

                  (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (d) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Consolidated Net Income": with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (c) the cumulative effect of a change in accounting principles will be excluded;

                  (d) notwithstanding clause (a) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

                  (e) any non-cash restructuring or non-cash extraordinary charges taken by the specified Person or its Restricted Subsidiaries will be added to Net Income in calculating Consolidated Net Income.

                  "Consolidated Priority Secured Indebtedness": with respect to any specified Person as of any date of determination, the sum, without duplication, of:

                  (a) the total amount of Secured Indebtedness that is secured on a first priority basis of such Person and its Restricted Subsidiaries; plus

                  (b) the total amount of Secured Indebtedness that is secured on a first priority basis of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Secured Indebtedness": with respect to any specified Person as of any date of determination, the sum, without duplication, of:

                  (a) the total amount of Secured Indebtedness of such Person and its Restricted Subsidiaries; plus

                  (b) the total amount of Secured Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Continuing Directors": as of any date of determination, any member of the Board of Directors of the Borrower who

                  (a) was a member of such Board of Directors on the date of this Agreement;

                  (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                  (c)      was nominated by any Principal or Related Party.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement (including any Intellectual Property license), instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Copyright Mortgages": each of the copyright security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit C-1 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "Credit Facilities": one or more debt facilities (including, without limitation, this Agreement and the Revolving Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise and whether provided under the original debt or commercial paper facility or otherwise.

                  "Debenture": that certain Debenture, dated as of the date hereof, executed by the UK Loan Party, granting a security interest in all assets of the UK Loan Party to the Collateral Trustee on behalf of the Secured Parties.

                  "Debt to Cash Flow Ratio": with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recently ended full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

                  In addition, for purposes of calculating the Debt to Cash Flow
Ratio:

                  (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the "Calculation Date") will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income (it being understood that the accounting principles of the specified Person shall be applied to any such acquired Person as if those accounting principles had been applied since the first day of the four-quarter reference period);

                  (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

                  (c) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (d) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (e) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

                  "Default": any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.5 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Restricted Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, release or disposal of Materials of Environmental Concern of the protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Interests": Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to three months commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the Eurodollar Base Rate shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent offers to place Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided, however, if the Eurodollar Base Rate, as determined pursuant to this definition is less than 2.00% per annum, then the Eurodollar Base Rate shall be deemed to equal 2.00% per annum.

                  "Eurodollar Loans": loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes": the notes issued pursuant to the Registration Rights Agreement.

                  "Excess Proceeds": as defined in Section 6.8(d).

                  "Existing Credit Facility": the credit agreement, dated as of December 10, 1999, as amended, among the Borrower, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent, lead arranger and book manager, Fleet National Bank and Bank One, N.A., as co-documentation agents, and Canadian Imperial Bank of Commerce, as administrative agent.

                  "Existing Indebtedness": Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under this Agreement or under the Revolving Credit Agreement) in existence on the date of this Agreement, until such amounts are repaid.

                  "Fair Market Value": the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower (unless otherwise provided in this Agreement).

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Pledge Agreement": any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent or each of the Lenders, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on, and security interest in, any Collateral, including without limitation the Charge Over Shares and the Debenture.

                  "Foreign Subsidiary": any Restricted Subsidiary that is not a Domestic Subsidiary.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

                  "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee": a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors":  each of:

                  (a)      Holdings;

                  (b) the Borrower's direct and indirect Domestic Subsidiaries existing on the date of this Agreement; and

                  (c) any other Subsidiary of the Borrower that executes the Guarantee and Collateral Agreement in accordance with the provisions of this Agreement,

and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

                  "Holder": means a Person in whose name a Note is registered.

                  "Holdings": Haights Cross Communications, Inc., a Delaware corporation.

                  "Immaterial Subsidiary": as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower.

                  "Indebtedness": with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (a)      in respect of borrowed money;

                  (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (c)      in respect of banker's acceptances;

                  (d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (f)      representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Installment":  as defined in Section 2.3.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, service marks, trademark licenses, service mark licenses, technology, know-how and processes, rights to use names and likenesses of natural persons, and all rights to sue at law or in equity for any past, present or future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intellectual Property Mortgages": all Copyright Mortgages, Trademark Mortgages and Patent Mortgages.

                  "Interest Payment Date": each of February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.

                  "Interest Period": (a) initially, the period commencing on the Closing Date and ending on November 15, 2003; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the immediately succeeding Interest Payment Date.

                  "Investments": with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of
Section 6.5 hereof. The acquisition by the Borrower or any Subsidiary of the Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.5 hereof. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

                  "Landlord Waiver": an agreement in favor of the Collateral Trustee, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent or each of the Lenders.

                  "Lead Arranger": as defined in the recitals to this Agreement.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Lien": means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Loan Documents": this Agreement, the Security Documents, the Notes, if any, and the Subordinated Intercompany Notes, if any.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Material Adverse Change": any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or other), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents, the Lenders or the other Secured Parties hereunder or thereunder, or (c) the validity, perfection or priority of the liens upon the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil, petroleum products, petroleum by-products) or any hazardous or toxic substances, materials or wastes, defined, listed or regulated as such in or under any Environmental Law, including asbestos, asbestos-containing materials, radioactive materials, infectious, carcinogenic or mutagenic substances, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date": the earlier of (a) August 20, 2008 and (b) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "Mortgaged Intellectual Property": the Intellectual Property as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Intellectual Property Mortgages, including the Mortgaged Intellectual Property listed on Schedule 1.1(a).

                  "Mortgaged Real Properties": the real properties listed on
Schedule 1.1(b), as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Real Property Mortgages.

                  "Mortgaged Properties": the Mortgaged Intellectual Property and Mortgaged Real Property.

                  "Mortgages": the Intellectual Property Mortgages and Real Property Mortgages.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however

                  (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds": the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Excluded Taxes":  as defined in Section 3.7(a).

                  "Non-Recourse Debt":  Indebtedness

                  (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

                  (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

                  "Non-U.S. Lender":  as defined in Section 3.7(a).

                  "Notes": the collective reference to any promissory note evidencing the Term Loans.

                  "Obligations": any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer Amount":  as defined in Section 3.2(b).

                  "Offer Period":  as defined in Section 3.2(b).

                  "Officer": with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate": a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, that meets the requirements of
Section 10.18 hereof.

                  "Opinion of Counsel": an opinion from legal counsel who is reasonably acceptable to the Administrative Agent or each of the Lenders, that meets the requirements of Section 10.18 hereof. The counsel may be an employee of or counsel to the Borrower, any Subsidiary of the Borrower or the Administrative Agent.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other mortgage-related taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(c).

                  "Patent Mortgages": each of the patent security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit C-3 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "Payment Default":  as defined in Section 8.2(e).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Business": the lines of business conducted by the Borrower and its Subsidiaries on the date of this Agreement and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

                  "Permitted Debt":  as defined in Section 6.7(b).

                  "Permitted Investments":

                  (a) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower;

                  (b)      any Investment in Cash Equivalents;

                  (c) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such
         Investment:

                           (i) such Person becomes a Restricted Subsidiary of the Borrower; or

                           (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;

                  (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.8 hereof;

                  (e) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

                  (f) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (g)      Investments represented by Hedging Obligations;

                  (h) repurchases of the Notes and repayments of the Term Loans; and

                  (i) other Investments in any Person engaged primarily in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding not to exceed $10.0 million.

                  "Permitted Liens":

                  (a) Liens securing Indebtedness and other Obligations that was incurred pursuant to clause (i) or clause (xii) of the definition of Permitted Debt;

                  (b)      Liens in favor of the Borrower or the Guarantors;

                  (c) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (d)      Liens existing on the date of this Agreement;

                  (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (f) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (g) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (h) Liens to secure Guarantees of Indebtedness of the Borrower permitted to be incurred pursuant to clauses (i) or (xii) of
         Section 6.7(b);

                  (i) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

                           (i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

                  (j) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to letters of credit and products and proceeds thereof;

                  (k) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

                  (l) Liens securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

                  (m)      leases or subleases granted to others;

                  (n)      Liens under licensing agreements;

                  (o) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (p) judgment Liens not giving rise to an Event of Default;

                  (q) Liens encumbering property of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; and

                  (r) Liens securing other Indebtedness provided that (a) if the Lien securing such Indebtedness is pari passu with or junior to the Liens securing the Obligations under this Term Loan Agreement the Secured Debt to Cash Flow Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is created, incurred or assumed or has been first suffered to exist would have been no greater than 2.25 to 1, determined on a pro forma basis, as if the Obligations secured by such Lien had been incurred at the beginning of such four-quarter period and (b) if the Lien securing such Indebtedness is prior or senior to the Liens securing the Obligations under this Term Loan Agreement the Priority Secured Debt to Cash Flow Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is created, incurred or assumed or has been first suffered to exist would have been no greater than 1.25 to 1, determined on a pro forma basis, as if the Obligations secured by such Lien had been incurred at the beginning of such four-quarter period

                  "Permitted Refinancing Indebtedness": any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Date":  as defined in Section 3.2(b).

                  "Principals": Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. and Great Hill Partners, LLC and its related investment funds.

                  "Priority Secured Debt to Cash Flow Ratio": with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Priority Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recently ended full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

                  In addition, for purposes of calculating the Priority Secured Debt to Cash Flow Ratio:

                  (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Priority Secured Debt to Cash Flow Ratio is made (the "Priority Secured Debt Calculation Date") will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
         (iii) of the proviso set forth in the definition of Consolidated Net Income (it being understood that the accounting principles of the specified Person shall be applied to any such acquired Person as if those accounting principles had been applied since the first day of the four-quarter reference period);

                  (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Priority Secured Debt Calculation Date, will be excluded;

                  (c) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Priority Secured Debt Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Priority Secured Debt Calculation Date;

                  (d) any Person that is a Restricted Subsidiary on the Priority Secured Debt Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (e) any Person that is not a Restricted Subsidiary on the Priority Secured Debt Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Priority Secured Debt Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Priority Secured Debt Calculation Date in excess of 12 months).

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Properties":  as defined in Section 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Real Property Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit C-4 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Recapitalization": the consummation of each of the following transactions: (a) the effectiveness of this Agreement and the consummation of the extensions of credit hereunder in the gross amount of $100,000,000, (b) the issuance and sale by the Borrower of $140,000,000 in aggregate principal amount of the Senior Notes and (c) the effectiveness of the Revolving Credit Agreement and the occurrence of the Closing Date thereunder, and the use of the proceeds of each of such transactions to (x) repay in full the obligations under the Existing Credit Facility and (y) redeem all outstanding 13% Senior Subordinated Notes due 2009 of the Borrower.

                  "Reference Lender":  The Bank of New York.

                  "Register":  as defined in Section 10.6(b).

                  "Registration Rights Agreement": the Registration Rights Agreement, dated as of August 20, 2003, among the Borrower, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Related Party": means

                  (a) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal;

                  (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a); or

                  (c) any trust, corporation, partnership or other entity, the general partner of which is controlled, directly or indirectly, by Persons who, directly or indirectly, are general partners of a Principal.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such

Person or any of its property is subject, or which pertains to or governs the legality, validity, perfection, performance or enforcement of the Loan Documents or the Liens thereunder.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or chief accounting officer of the Borrower.

                  "Restricted Investment": an Investment other than a Permitted Investment.

                  "Restricted Subsidiary": of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Restricted Payments": as defined in Section 6.5(a).

                  "Revolving Credit Agreement": that certain Revolving Credit Agreement, dated as of the date of this Agreement, by and among the Borrower and the financial institutions party thereto, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, whether provided under the original Revolving Credit Agreement or otherwise and whether the Borrower or an Affiliate thereof is the borrower.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Secured Debt to Cash Flow Ratio": with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recently ended full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

                  In addition, for purposes of calculating the Secured Debt to Cash Flow Ratio:

                  (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Debt to Cash Flow Ratio is made (the "Secured Debt Calculation Date") will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (it being understood that the accounting principles of the specified Person shall be applied to any such acquired Person as if those accounting principles had been applied since the first day of the four-quarter reference period);

                  (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Debt Calculation Date, will be excluded;

                  (c) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Debt Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Secured Debt Calculation Date;

                  (d) any Person that is a Restricted Subsidiary on the Secured Debt Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (e) any Person that is not a Restricted Subsidiary on the Secured Debt Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Secured Debt Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Secured Debt Calculation Date in excess of 12 months).

                  "Secured Indebtedness": with respect to any specified Person, any Indebtedness of such Person that is secured by a Lien on the assets of such Person, plus any Indebtedness of any other Person to the extent that such Indebtedness is secured by a Lien on the assets of the specified Person.

                  "Securities Act": means the Securities Act of 1933, as amended.

                  "Secured Parties": collectively, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any counterparty thereto that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a Lender party hereto and by the provisions of Article 9 hereof as if it were a Lender party hereto (regardless of whether or not such counterparty thereafter continues to be a Lender or an Affiliate of a Lender).

                  "Security Documents": the collective reference to the Collateral Trust Agreement, the Guarantee and Collateral Agreement, the Mortgages, the Foreign Pledge Agreements and all other security documents now or hereafter delivered to the Administrative

Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Note Indenture": the Indenture entered into by the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith.

                  "Senior Notes": the notes of the Borrower issued on the Closing Date pursuant to the Senior Note Indenture.

                  "Significant Subsidiary": any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Hedge Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Specified Hedge Agreement; and provided further that such agreement (a) is entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any such agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement or any other Security Document.

                  "Stated Maturity": with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Agreement, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Intercompany Note": with respect to the Borrower or any of its Subsidiaries, as the maker thereof, a promissory note substantially in the form of Exhibit I (with such modifications as the Administrative Agent or each of the Lenders may agree to), which promissory note shall evidence all intercompany loans which may be made from time to time by the payee thereunder to such maker and shall be duly endorsed and pledged by the payee in favor of the Collateral Trustee.

                  "Subsidiary":  with respect to any specified Person

                  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "Tax Payments":  as defined in Section 6.5(b).

                  "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Commitment" under such Lender's name on such Lender's Addendum. The original aggregate amount of the Term Commitments is $100,000,000.

                  "Term Loan Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender or affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Term Loans":  as defined in Section 2.1(a).

                  "Term Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

                  "Title Insurance Company":  as defined in Section 5.1(l).

                  "Trademark Mortgages": each of the trademark security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit C-2 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "Transferee":  any Assignee or Participant.

                  "UK Loan Party": W F Howes Limited (a company incorporated in England and Wales with registered number 03662159).

                  "United States":  the United States of America.

                  "Unrestricted Subsidiary": any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (a)      has no Indebtedness other than Non-Recourse Debt;

                  (b) except as permitted by Section 6.9 hereof, is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

                  (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or
         (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
6.5 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.7 hereof, the Borrower will be in default of such section. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.7 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person":  as defined in Section 3.7(a).

                  "Voting Stock": of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity": when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (b) the then outstanding principal amount of such Indebtedness.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder) and (vi) the word "will" shall be construed to have the same meaning as the word "shall."

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

                  2.1. Term Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Borrower may make only one borrowing under the Term Commitment which shall be on the Closing Date. Each Lender's Term Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Commitment. The Term Loans shall be Eurodollar Loans.

                  2.2. Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

                  2.3. Repayment of Term Loans. The Borrower shall pay interest quarterly in arrears on the principal amount of the Term Loans pursuant to Section 3.3. The principal amount of the Term Loans shall be repaid in consecutive quarterly installments (each, an "Installment") in an amount equal to the aggregate principal amount of the Term Loans made on the Closing Date multiplied by the percentage set forth below opposite the quarter on the last day of such quarter:

                                                                              35

 Quarter Ending On                        Percentage
 -----------------                        ----------
November 15, 2003                           0.25%

February 15, 2004                           0.25%

May 15, 2004                                0.25%

August 15, 2004                             0.25%

November 15, 2004                           0.25%

February 15, 2005                           0.25%

May 15, 2005                                0.25%

August 15, 2005                             0.25%

November 15, 2005                           0.25%

February 15, 2006                           0.25%

May 15, 2006                                0.25%

August 15, 2006                             0.25%

November 15, 2006                           0.25%

February 15, 2007                           0.25%

May 15, 2007                                0.25%

August 15, 2007                             0.25%

November 15, 2007                           0.25%

February 15, 2008                           0.25%

May 15, 2008                                0.25%

August 15, 2008                            95.25%

Notwithstanding the foregoing, (a) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, in accordance with Sections 3.1, 3.2, 6.8 and 6.13, as applicable; and (b) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

                  SECTION 3. GENERAL PROVISIONS APPLICABLE TO TERM LOANS

                  3.1. Prepayments. (a) Subject to paragraph (b) below, the Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided, that if the Term Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.8. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Any prepayment of any Term Loan pursuant to this Section 3.1 shall be applied on a pro rata basis among the Lenders and applied to reduce the scheduled remaining Installments of principal on such Term Loan in inverse order of maturity

                  (b) In the event that the Term Loans are voluntarily prepaid prior to December 31, 2006, the Borrower shall pay the Lenders a prepayment premium equal to the percentage set forth below opposite the period in which prepayment shall occur multiplied by the principal amount of the Term Loans being prepaid. Term Loans may be prepaid without prepayment premium on or after December 31, 2006.

           Period                                    Percentage
           ------                                    ----------
Prior to December 31, 2004                             3.00%

December 31, 2004 to December 30, 2005                 2.00%

December 31, 2005 to December 30, 2006                 1.00%

                  (c) If on any date any Group Member or the Collateral Trustee shall receive proceeds with respect to title insurance covering any Mortgaged Real Property, subject to any required prepayments under the Revolving Credit Agreement pursuant to Section 3.1(b) thereof, there shall occur on such date a prepayment of the Term Loans in an amount equal to the lesser of (x) the amount of such proceeds or (y) the aggregate principal amount outstanding under the Term Loans. Each prepayment of the Term Loans under this Section 3.1(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  3.2. Mandatory Asset Sale Offers(a). (a) If the Borrower is required to prepay any Term Loans by reason of any Lender's acceptance of an Asset Sale Offer, the amount payable to such Lender shall be paid to the Administrative Agent for the account of such Lender and credited to the remaining aggregate principal amount outstanding under the Term Loans to such Lender. Any prepayment of any Term Loan pursuant hereto shall be applied to reduce the scheduled remaining Installments of principal on such Term Loan of such Lender in inverse order of maturity.

                  (b) In the event that, pursuant to Section 6.8 hereof, the Borrower shall be required to commence an offer to all Lenders to prepay Term Loans (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  (i) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Prepayment Date"), the Borrower shall prepay the principal amount of Term Loans required to be prepaid pursuant to Section 6.8 hereof (the "Offer Amount") or, if less than the Offer Amount has been requested to be prepaid, all Term Loans for which prepayment was requested in response to the Asset Sale Offer. Payment for any Term Loans shall be made in the same manner as interest payments are made.

                  (ii) Upon the commencement of an Asset Sale Offer, the Borrower shall send a notice to the Administrative Agent (for delivery to each Lender). The notice shall contain all instructions and materials necessary to enable such Lenders to request prepayment for the Term Loans pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Lenders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                           (A) that the Asset Sale Offer is being made pursuant to this Section 3.2 and Section 6.8 hereof and the length of time the Asset Sale Offer shall remain open;

                           (B) the Offer Amount, the purchase price and the Prepayment Date;

                           (C) that any Term Loan for which prepayment is not requested or accepted for prepayment shall continue to accrue interest;

                           (D) that, unless the Borrower defaults in making such payment, any Term Loan accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Prepayment Date;

                           (E) that Lenders electing to have Term Loans prepaid pursuant to an Asset Sale Offer may only elect to have all Term Loans prepaid and may not elect to have only a portion of its Term Loans;

                           (F) that Lenders shall be entitled to withdraw their request if the Borrower, or the Administrative Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Term Loans for which the Lender requested prepayment and a statement that such Lender is withdrawing his request to have Term Loans prepaid; and

                           (G) that, if the aggregate principal amount of Term Loans for which prepayment is requested by Lenders exceeds the Offer Amount, the Administrative Agent shall select the Term Loans to be prepaid on a pro rata basis.

                  (iii) On or before the Prepayment Date, the Borrower shall, to the extent lawful, accept for prepayment, on a pro rata basis to the extent necessary, the Offer Amount of Term Loans or portions thereof for which prepayment is requested pursuant to the Asset Sale Offer, or if prepayment for Term Loans in an aggregate amount less than the Offer Amount have been requested, all Term Loans for which prepayment is requested, and shall deliver to the Administrative Agent (for delivery to the Lenders) an

         Officers' Certificate stating that such Term Loans or portions thereof were accepted for prepayment by the Borrower in accordance with the terms of this Section 3.2. The Borrower shall promptly (but in any case not later than five days after the Prepayment Date) deliver to the Administrative Agent for the account of each Lender for which prepayment is requested an amount equal to all outstanding amounts under the Term Loans for which prepayment is requested by all Lenders that were accepted by the Borrower for prepayment. The Administrative Agent shall promptly forward the appropriate amount to each Lender being prepaid.

                  3.3. Interest Rates and Payment Dates(a). (a) Each Term Loan shall bear interest for each day during each Interest Period at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) (i) If all or a portion of the principal amount of any Term Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Term Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% and (ii) if all or a portion of any interest payable on any Term Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

                  3.4. Computation of Interest and Fees(a). (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Term Loan resulting from a change in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.3(a).

                  3.5. Pro Rata Treatment and Payments(a). (a) Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Term Percentages of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

                  (d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  3.6. Requirements of Law(a). (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Term Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.7 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of continuing or maintaining the Term Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  3.7. Taxes. (a) All payments made by or on behalf of the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (f) of this Section or (ii) in the case of any Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender"), that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph. The Borrower shall make (or cause to be made) any required withholding and pay (or cause to be paid) the full amount withheld to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

                  (d) The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Non-Excluded Taxes (to the extent the Borrower would be required to pay additional amounts with respect to such Non-Excluded Taxes pursuant to Section 3.7(a)) or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.7) paid by such Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within ten days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor.

                  (e) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable written request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (g) If any Administrative Agent or any Lender receives a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.7, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.7 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  3.8. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any cost, liability, obligation, loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of or continuation of the Term Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of the Term Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of the Term Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest

Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Term Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  3.9. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.6 or 3.7(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.6 or 3.7(a).

                  3.10. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.6 or 3.7(a); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.9 so as to eliminate the continued need for payment of amounts owing pursuant to Section
3.6 or 3.7(a), (iv) the replacement financial institution shall purchase, at par, all Term Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 3.8 if any Term Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent or each of the Lenders,
(vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.6 or 3.7(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  3.11. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder and any Note evidencing such Term

Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.11(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower substantially in the form of Exhibit G, evidencing any Term Loans, as the case may be, of such Lender.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Term Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the borrowings to be made under the Revolving Credit Agreement, the Senior Notes to be issued and the Term Loans to be made hereunder on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 2002, December 31, 2001, and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein, and subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Other than pursuant to the Loan Documents, the Revolving Credit Agreement and the Senior
Note Indenture, no Group Member has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2003, to and including the date hereof there has been no disposition by any Group Member of any material part of its business or property.

                  4.2. No Change. Since December 31, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to be so qualified or to be in good standing or the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization and the extensions of credit hereunder or in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings and recordations referred to in
Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5. No Contractual or Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect. Attached hereto as Schedule 4.6 is a schedule of all existing material litigation affecting any Group Member.

                  4.7. No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good and marketable title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.10.

                  4.9. Intellectual Property. Each Group Member owns, or is licensed to use, all material Intellectual Property used to conduct, or necessary for the conduct of, its business as currently conducted; no claim has been asserted and is pending by any Person challenging or questioning the use or ownership of, or right to use, any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim which claim, if resolved adversely to the Borrower or any Group Member could reasonably be expected to have a Material Adverse Effect; and the use of Intellectual Property by each Group Member does not infringe on the Intellectual Property rights of any Person or defame any Person to the extent that such infringement or defamation could, in the aggregate, reasonably be expected to have a Material Adverse Effect, or give any third party the right to an accounting or share of profits (other than pursuant to license agreements in the ordinary course of business). None of the Intellectual Property used by any Group Member in its business as currently conducted or proposed to be conducted, or licensed by any Group Member to any third party is subject to any statutory termination rights or statutory reversionary rights which rights can be exercised prior to the year 2010 where such statutory termination or statutory reversion, or a notice thereof, could reasonably be expected to have a Material Adverse Effect.

                  4.10. Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); the contents of all such material tax returns are correct and complete in all material respects; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. No Group Member (i) intends the Term Loans or any other transaction contemplated hereby to be a "reportable transaction" (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.

                  4.11. Federal Regulations. No part of the proceeds of any Term Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 as applicable, referred to in Regulation U.

                  4.12. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Except to the extent required under
Section 4980B of the Code or Title I, subtitle B, Part 6 of ERISA, no Plan provides health or welfare benefits, through the purchase of insurance or otherwise, for any retired or former employee of the Borrower or a Commonly Controlled Entity, which, individually or in the aggregate, would have a Material Adverse Effect.

                  4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. (a) Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, and subject to Section 4.15(b), (i) Schedule 4.15(a) sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Group Member and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  (b) At or prior the Closing Date, (i) each of Andrews Communications, LLC, TestPrep.com Holdings, LLC, and TP.com Holdings, LLC will have been merged into The Coriolis Group, LLC, (ii) Testprep.com, LLC, will have been merged into Educational Design, LLC (which will have been renamed Triumph Learning, LLC), (iii) Audio Adventures, LLC will have been merged into Recorded Books, LLC, (iv) Newbridge Educational Publishing, LLC will have been merged into Sundance Publishing, LLC (which will have been renamed Sundance/Newbridge Educational Publishing, LLC), and (v) each of Oakstone Wellness Publishing, LLC and Educational Reviews Holding, LLC will have been merged into Oakstone Publishing, LLC.

                  4.16. Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Recapitalization and to pay related fees and expenses.

                  4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and to the knowledge of the Borrower have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding either environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of by any Group Member in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member or, to the knowledge of the Borrower, any other person, generated, treated, stored or disposed of any Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the knowledge of the Borrower, will be named as a party, nor is any Group Member a party to otherwise subject to any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations of Group Members at the Properties are in compliance, and have, during the period such operations have been conducted at such Properties by such Group Members, been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business arising from or related to the operations of any Group Member; and

                  (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

                  4.18. Accuracy of Information, etc. No statement or information contained in the offering memorandum, dated August 7, 2003, relating to the offering and sale of the Senior Notes, the Revolving Credit Agreement, this Agreement, any other Loan Document or any other document, certificate or statement executed and delivered in connection with this Agreement or any other Loan Document by any Loan Party, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The pro forma financial information delivered pursuant to Section 5.1(c) hereof are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made. As of the date hereof, the representations and warranties contained in the Loan Documents are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19. Security Documents. (a) Each of the Guarantee and Collateral Agreement and the Debenture is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein

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                                                                              50

and proceeds thereof. The Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement) (i) in the case of certificated Pledged Stock (as defined in the Guarantee and Collateral Agreement), when certificates representing such Pledged Stock are delivered to the Collateral Trustee together with appropriate instruments of transfer endorsed in blank, (ii) in the case of any Deposit Accounts (as defined in the Guarantee and Collateral Agreement) and uncertificated Pledged Stock, upon delivery of the control agreements required by the Guarantee and Collateral Agreement and (iii) in the case of any other Collateral, when the financing statements and other filings specified in Schedule 3(a) of the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on
Schedule 3(a) of the Guarantee and Collateral Agreement. The Debenture shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the UK Loan Party in the Collateral described therein and the proceeds thereof, as security for the Secured Obligations (as defined in the Debenture), subject to registration thereof at the Registrar of Companies for England and Wales.

                  (b) The Charge Over Shares is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When certificates representing such Capital Stock are delivered to the Collateral Trustee together with appropriate instruments of transfer endorsed in blank, the Liens granted thereunder shall constitute fully perfected Liens on, and security interests in, all right, title and interest of Recorded Books, LLC in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in such Charge Over Shares).

                  (c) Each of the Mortgages is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed or recorded, as applicable, in the offices specified on Schedule 4.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage).
Schedule 1.1(a) lists, as of the Closing Date, each registered copyrighted work, material copyright license, patent, copyright, trademark and patent application, patent license, registered trademark, registered service mark, trademark license, service mark license, and trade secret license owned or held by the Borrower or any of its Subsidiaries. Schedule 1.1(b) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries. Schedule 1.1(c) lists, as of the Closing Date, each parcel of real property located in the United States and leased by the Borrower or any of its Subsidiaries

                  4.20. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and in connection with the Recapitalization will continue to be, Solvent.

                  4.21. Regulation H. No Real Property Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban

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                                                                              51

Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.22. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Note Indenture and the Revolving Credit Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

                  4.23. Financial Assistance. Neither the execution, delivery or performance of any of the Loan Documents nor the incurrence of the obligations and liabilities thereunder by WF Howes Limited constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act 1985 of England and Wales.

                           SECTION 5. CONDITIONS PRECEDENT

                  5.1. Conditions to Extension of Credit. The effectiveness of this agreement and the agreement of each Lender to make the extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent to the satisfaction of each Agent and each
Lender:

                  (a) Term Loan Agreement; Guarantee and Collateral Agreement, etc. The Administrative Agent shall have received (i) this Agreement, or, in the case of the Lenders, an Addendum, executed and delivered by each Agent, the Borrower and each Person that is a Lender as of the Closing Date,
(ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Guarantor, (iii) the Charge Over Shares, duly executed and delivered by Recorded Books, LLC pledging 100% of the Capital Stock of the UK Loan Party, (iv) the Debenture duly executed and delivered by the UK Loan Party,
(v) the Collateral Trust Agreement, executed by each party thereto other than the Administrative Agent, (vi) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (vii) a Subordinated Intercompany Note executed by Holdings, the Borrower, and each of its Subsidiaries, and (viii) a Control Agreement (A) pertaining to each Securities Account and each Deposit Account of any Loan Party pledged to the Collateral Trustee pursuant to the Guarantee and Collateral Agreement, executed and delivered by each such Loan Party and (B) pertaining to any uncertificated securities of the Borrower or any of its Subsidiaries, executed by the Borrower or such Subsidiary.

                  (b)      Concurrent Transactions, etc.

                  (i) The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to each Agent and each Lender:

                           (A) the Borrower shall have executed and delivered the Revolving Credit Agreement on terms and conditions satisfactory to each of the Lenders and the conditions to the initial loan thereunder shall have been satisfied;

                           (B) the Borrower shall have received at least $140,000,000 in gross cash proceeds (before fees and expenses) from the issuance of the Senior Notes on terms and conditions satisfactory to each of the Lenders; and

                           (C) (1) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Facility shall have been terminated, all amounts thereunder shall have been paid in full, and all commitments and reimbursement obligations thereunder shall have been terminated and (2) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, in each case on terms and conditions satisfactory to each of the Lenders.

                  (ii) The capital and ownership structure of the Borrower and its Subsidiaries shall be satisfactory to each of the Lenders after giving effect to the Recapitalization.

                  (iii) All outstanding Indebtedness of the Borrower and its Subsidiaries prior to the consummation of the Recapitalization shall be repaid in full, other than Indebtedness of the Borrower and its Subsidiaries not in excess of $1,000,000, and no change of control rights under any indebtedness permitted to remain outstanding pursuant to this Section 5.1(b)(iii) shall be triggered by the consummation of the Recapitalization.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings and its Subsidiaries for the 2002, 2001 and 2000 fiscal years and (iii) unaudited interim consolidated financial statements of Holdings and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, in the case of clauses (ii) and (iii) prepared in accordance with U.S. GAAP (subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes), and in the case of clause (ii) prepared in accordance with Regulation S-X, except as otherwise agreed to by the Lenders.

                  (d) Approvals. All governmental and third party approvals necessary, or in the discretion of the Administrative Agent or Lenders, advisable, in connection with the Recapitalization (including the transactions contemplated hereby) and the continuing operations of the Group Members shall have been obtained and be in full force and effect.

                  (e) Lien Searches. The Administrative Agent shall have received the results of recent UCC, title and judgment lien search in each of the jurisdictions where the Loan Parties or their assets are located, lien searches of the records of the U.S. Copyright Office, U.S. Patent and Trademark Office and such foreign equivalent offices as the Administrative Agent or the Lenders deem appropriate, and each other jurisdiction where the Administrative Agent or the Lenders reasonably determines that it is prudent to perform such search, and such search shall reveal no title defects or liens on any of the assets of the Loan Parties except for title defects or liens permitted by
Section 6.10 or resolved or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent or each of the Lenders.

                  (f) Environmental Reports. With respect to each item of real property owned by any Group Member, the Administrative Agent shall have received a copy of an environmental site assessment report conforming to the standards of the ASTM "Standard Practice for Environmental Site Assessments:
Phase I Environmental Site Assessment Process" (ASTM 1527-00) or similar report and other documentation, in form and substance satisfactory to the Administrative Agent or each of the Lenders, sufficient to establish that the property does not contain identifiable environmental conditions that are likely to cause a Material Adverse Effect. With respect to each item of real property leased by any Group Member, the Administrative Agent shall have received sufficient documentation (which may include, by way of example, copies of leases and prior environmental site assessment reports) to establish either that the property is not likely to contain identifiable environmental conditions or that any such existing environmental conditions are not likely to cause a Material Adverse Effect.

                  (g) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments including the certificate of formation of each Loan Party that is an entity certified by the relevant authority of the jurisdiction of organization of such Loan Party, and a long form good standing certificate for each Loan Party from its jurisdiction of organization. In the case of the certificate of Recorded Books, LLC required above, such insertions and attachments shall also include (i) a certified copy of an executed shareholder resolution amending the articles of association of the UK Loan Party to remove any restrictions on the transferability of the shares of the UK Loan Party upon the enforcement of the security interests in respect thereof granted pursuant to the terms of the Charge Over Shares and (ii) written confirmation that the UK Loan Party will act as agent for Recorded Books, LLC for acceptance of process in respect of any legal proceedings instituted in England in respect of such Charge Over Shares.

                  (i) Legal Opinions. The Administrative Agent and the Lenders shall have received the following executed legal opinions:

                  (i) the legal opinion of Goodwin Procter LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

                  (ii) the legal opinion of local counsel in each of Maryland (substantially in the form of Exhibit E-2) and England (substantially in the form of Exhibit E-3) and of such other special and local counsel as may be required by the Administrative Agent or a Lender.

                  Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or a Lender may reasonably require.

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Trustee shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the Charge Over Shares, together with an undated (and, in the case of the UK Loan Party, stamped) instrument of transfer for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Trustee pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by, or comprising, the Security Documents or under law or reasonably requested by the Administrative Agent or the Lenders to be filed, registered or recorded in order to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall be in proper form for filing, registration or recordation and delivered to the Administrative Agent, as applicable.

                  (l)      Mortgages, etc.

                  (i) The Administrative Agent shall have received a Mortgage and a UCC-1 financing statement with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (ii) The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Real Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to the Administrative Agent or the Lenders and the Title Insurance Company, dated a date satisfactory to the Administrative Agent or the Lenders and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent or the Lenders and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Real Properties are located.

                  (iii) The Administrative Agent shall have received in respect of each Mortgaged Real Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Lenders; (B) be issued at ordinary rates; (C) insure that the Real Property Mortgage insured thereby creates a valid first Lien on such Mortgaged Real Property free and clear of all defects and encumbrances, except as permitted by the Lenders in their reasonable discretion; (D) name the Collateral Trustee for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Lenders may reasonably request; and (G) be issued by title companies satisfactory to the Lenders (including any such title companies acting as co-insurers or reinsurers, at the option of the Lenders). The Administrative Agent shall have received evidence satisfactory to the Lenders that all premiums in respect of each such policy, all charges for mortgage recording tax, all fees and expenses in connection with recording the Mortgages and UCC-1 financing statements and all related expenses, if any, have been paid.

                  (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (m) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit J.

                  (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (o) Absence of Changes. The Lenders shall be satisfied that there shall not have occurred or become known to it any Material Adverse Change.

                  (p) No Default. Both before and after giving effect to such extension of credit and the application of proceeds thereof (but if any Default or Event of Default of the nature referred to in Section 8.1(e) shall have occurred, without giving effect to the application, directly or indirectly, of the proceeds of such extension of credit, if such proceeds are to be applied, directly or indirectly (including if the making of such extension of credit shall free up other funds for such purpose) to the payment of any amount in respect of other Indebtedness), no Default or Event of Default shall have occurred and be continuing.

                  (q) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents or any purchase agreement or similar document relating to the Senior Notes or the Revolving Credit Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (unless such representations and warranties specifically refer to a certain date, in which case such representations and warranties shall have been true and correct on and as of such date) after giving effect to the extension of credit requested to be made on the Closing Date and the application of proceeds thereof (but if any Default or Event of Default of the nature referred to in Section 8.1(e) shall have occurred, without giving effect to the application, directly or indirectly, of the proceeds of such extension of credit, if such proceeds are to be applied, directly or indirectly (including if the making of such extension of credit shall free up other funds for such purpose) to the payment of any amount in respect of other Indebtedness).

                  (r) No Conflict with Senior Notes and Revolving Credit Agreement. The extensions of credit requested by the Borrower shall be permitted by the terms of the Senior Note Indenture and the Revolving Credit Agreement.

                  (s) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party shall be reasonably satisfactory in form and substance to the Administrative Agent or each of the Lenders, and the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or the Lenders may reasonably request.

                              SECTION 6. COVENANTS

                  6.1. Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Term Loan Obligations are outstanding, the Borrower will furnish to the Administrative Agent (for delivery to each Lender), within the time periods specified in the SEC's rules and regulations:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Borrower certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports.

                  (b) The Borrower will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Borrower were required to file those reports with the SEC.

                  (c) If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries and the aggregate total assets of such Unrestricted Subsidiaries exceeds $1.0 million, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

                  (d) Notwithstanding the foregoing, if Holdings is a Guarantor, holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required pursuant to this Section 6.1 may, at the option of the Borrower, be those of Holdings rather than the Borrower.

                  6.2. Compliance Certificate. (a) The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Term Loans is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.1 above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article 6 or Article 7 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) So long as any of the Term Loan Obligations are outstanding, the Borrower will deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

                  6.3. Taxes. The Borrower will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

                  6.4. Stay, Extension and Usury Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not, nor cause any Guarantor to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  6.5. Restricted Payments. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower and other than dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower);

                  (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Term Loans or to the Guarantor Obligations (as defined under the Guarantee and Collateral Agreement) for the benefit of the Secured Parties (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

                  unless, at the time of and after giving effect to such Restricted Payment:

                  (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (ii) the Debt to Cash Flow Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made would have been no greater than 5.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Restricted Payment had been made at the beginning of such four-quarter period; and

                  (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the date of this Agreement (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi),
         (vii), (viii) and (ix) of paragraph (b) below), is less than the sum, without duplication of:

                           (A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first calendar month commencing after the date of this Agreement to the end of the Borrower's most recently ended calendar month for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (B)      100% of the aggregate net proceeds
                  (including the Fair Market Value of property other than cash or Cash Equivalents) received by the Borrower since the date of this Agreement as a contribution to its equity capital or from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Borrower); plus

                           (C) to the extent that any Restricted Investment that was made after the date of this Agreement is sold for cash or otherwise liquidated or repaid for cash, the lesser of
                  (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment; plus

                           (D)      to the extent that any Unrestricted
                  Subsidiary of the Borrower designated as such after the date of this Agreement is redesignated as a Restricted Subsidiary after the date of this Agreement, the lesser of (1) the Fair Market Value of the Borrower's Investment in such Subsidiary as of the date of such redesignation or (2) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Agreement; plus

                           (E) 50% of any dividends received by the Borrower or a Restricted Subsidiary of the Borrower after the date of this Agreement from an Unrestricted Subsidiary of the Borrower, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Borrower for such period.

                  (b)      The provisions of Section 6.5(a) will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

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                                                                              60

                  (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause
         (iii)(B) of the preceding paragraph;

                  (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Term Loans or to the Guarantor Obligations (as defined under the Guarantee and Collateral Agreement) for the benefit of the Secured Parties with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis;

                  (v) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, the Borrower or any Restricted Subsidiary of the Borrower held by any current or former officer, director or employee of Holdings, the Borrower or any Restricted Subsidiary of the Borrower pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (A) $1.0 million in any calendar year (with unused amounts in any calendar year being available to be so utilized in the immediately succeeding calendar year) and (B) the net cash proceeds to the Borrower from any issuance or reissuance of Equity Interests of the Borrower or any Restricted Subsidiary (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (iii)(B) of the preceding paragraph) and (C) the net cash proceeds to the Borrower of any "key man" life insurance proceeds;

                  (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options;

                  (vii) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower issued on or after the date of this Agreement in accordance with the Debt to Cash Flow Ratio test described in Section 6.7 hereof;

                  (viii) the payment of dividends to Holdings to be used by Holdings to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence and (B) for general corporate and overhead expenses (including salaries and other compensation of employees and professional expenses) incurred by Holdings in the ordinary course of its business; provided, however, that such dividends shall not exceed $500,000 in any calendar year;

                  (ix) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with Holdings, payments to Holdings in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and its Subsidiaries ("Tax Payments"); provided, however, that (A) the Tax Payments shall not exceed the lesser of (1) the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years and (2) the net amount of the relevant tax that Holdings actually owes to the appropriate taxing authority, and (B) any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of Holdings' receipt of such Tax Payments or refunded to the Borrower; and

                  (x) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of this Agreement.

                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 6.5 will be determined by the Board of Directors of the Borrower whose resolution with respect thereto shall be delivered to the Administrative Agent. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Borrower will deliver to the Administrative Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 6.5 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

                  6.6. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

                  (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

                  (b) The restrictions in Section 6.6(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements, as in effect on the date of this Agreement;

                  (ii) this Agreement, the Notes and the Guarantee and Collateral Agreement;

                  (iii)    applicable law, rule, regulation or order;

                  (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or such Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

                  (v) customary non-assignment provisions in contracts, licenses and other agreements entered into in the ordinary course of business;

                  (vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iii) of Section 6.6(a);

                  (vii) contracts for the sale of assets, including, without limitation, any agreement for the sale or other disposition of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

                  (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, at the time such Indebtedness was incurred, are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (ix) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 6.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, sale-leaseback agreements,

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                                                                              63

         stock sale agreements and other similar agreements entered into in the ordinary course of business; and

                  (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  6.7.     Incurrence of Indebtedness and Issuance of Preferred
Stock.

                  (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock if the Debt to Cash Flow Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock, as the case may be, is issued would have been no greater than 5.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) The provisions of Section 6.7(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Borrower and any Guarantor of Indebtedness on the date hereof under this Agreement less the aggregate amount of all repayments, optional or mandatory, of the principal amount outstanding under this Agreement (other than repayments that are concurrently refunded or refinanced);

                  (ii) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Borrower and the Guarantors of Indebtedness represented by the Senior Notes and the related guarantees of the Senior Notes to be issued on the date of this Agreement and the Exchange Notes and the related guarantees of the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 6.7(a) or clauses (ii), (iii) or (iv) of this
         Section 6.7(b);

                  (v) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Term Loans, in the case of the Borrower, or the Guarantee and the Collateral Trust Agreement, in the case of a Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

                  (vi) the issuance by any of the Borrower's Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                           (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower; and

                           (B) any sale or other transfer of any such preferred stock to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vi);

                  (vii) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (viii) the guarantee by the Borrower or any of the Guarantors of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the Term Loans, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

                  (ix) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, or self-insurance or other reimbursement-type obligations, bankers' acceptances, performance and surety bonds and the like in the ordinary course of business;

                  (x) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within two Business Days;

                  (xi) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets or otherwise in the ordinary course of business; and

                  (xii) the incurrence by the Borrower or any Guarantor of additional Indebtedness hereunder in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause
         (xii), does not at any one time outstanding exceed $30.0 million.

                  The Borrower will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Term Loans and the Guarantor Obligations (as defined under the Guarantee and Collateral Agreement) for the benefit of the Secured Parties on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

                  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.7; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Borrower as accrued. Notwithstanding any other provision of this
Section 6.7, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this Section 6.7 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

                  The amount of any Indebtedness outstanding as of any date will be:

                  (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                           (A) the Fair Market Value of such asset at the date of determination; and

                           (B)      the amount of the Indebtedness of the other
                  Person.

                  6.8.     Asset Sales.

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                                                                              66

                  (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (ii) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                           (A) any liabilities, as shown on the Borrower's most recent consolidated balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loans or the Guarantor Obligations (as defined under the Guarantee and Collateral Agreement) for the benefit of the Secured Parties) that are assumed by the transferee of any such assets and for which the Borrower and all Restricted Subsidiaries of the Borrower have been released by all creditors in writing;

                           (B) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Borrower or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                           (C) any stock or assets of the kind referred to in clauses (ii) or (iv) of the next paragraph of this Section 6.8.

                  The 75% limitation referred to in clause (ii) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

                  (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Borrower (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

                  (i) to repay Indebtedness and other Obligations under any Credit Facilities and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (ii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Borrower;

                  (iii)    to make a capital expenditure; or

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                                                                              67

                  (iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

                  (c) Pending the final application of any Net Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

                  (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (b) of this Section 6.8 will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million the Borrower will make an Asset Sale Offer to all Lenders and all holders of other Indebtedness (including, without limitation, the Senior Notes and the Exchange Notes) that is pari passu with the Term Loans containing provisions similar to those set forth in this Agreement with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets in accordance with Section 3.2 hereof to prepay the maximum principal amount of the Term Loans and such other pari passu Indebtedness that may be prepaid, purchased or redeemed, as applicable, out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of prepayment, purchase or redemption, as applicable, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Borrower may use such Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of the Term Loans and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Borrower shall select the Term Loans and such other pari passu Indebtedness to be prepaid, purchased or redeemed, as applicable, on a pro rata basis based on the principal amount of the Term Loans and such other pari passu Indebtedness tendered Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  6.9.     Transactions with Affiliates.

                  (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each an "Affiliate Transaction"), unless:

                  (i) the Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and

                  (ii)     the Borrower delivers to the Administrative Agent:

                           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) of this

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                                                                              68

                  Section 6.9 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of
Section 6.9:

                  (i) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

                  (ii) transactions between or among the Borrower and/or its Restricted Subsidiaries;

                  (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Borrower) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (iv) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to or with officers, directors, employees and consultants who are not otherwise Affiliates of the Borrower;

                  (v) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower; and

                  (vi) Restricted Payments and Permitted Investments that are permitted by Section 6.5 hereof.

                  6.10. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

                  6.11. Business Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Restricted Subsidiaries taken as a whole.

                  6.12. Corporate Existence. Subject to Article 7 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; and

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                                                                              69

                  (b) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

                  6.13.    Offer to Prepay Upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Borrower will make an offer (a "Change of Control Offer") to each Lender to prepay all or any part (equal to $1,000 or an integral multiple of $1,000) of each Lender's Term Loans at 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Term Loans prepaid, to the date of prepayment (the "Change of Control Payment"). Within 30 days following any Change of Control, the Borrower will mail a notice to the Administrative Agent (for delivery to each Lender) describing the transaction or transactions that constitute the Change of Control and stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 6.13 and that all Term Loans for which payment is requested and not rescinded will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any Term Loans for which prepayment is not requested will continue to accrue interest;

                  (iv) that, unless the Borrower defaults in the payment of the Change of Control Payment, all Term Loans for which payment is requested pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (v) that Lenders requesting that their Term Loans be prepaid pursuant to a Change of Control Offer will be required to surrender any Notes with other customary documents as the Borrower may reasonably request, to the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that Lenders will be entitled to withdraw their request if the Administrative Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of Term Loans for which prepayment is requested and a statement that such Lender is withdrawing his request to have such Term Loans prepaid.

                  (b) On the Change of Control Payment Date, the Borrower will:

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                                                                              70

                  (i) transfer to the Administrative Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Term Loans or portions thereof for which prepayment has been requested; and

                  (ii) deliver or cause to be delivered to the Administrative Agent an Officers' Certificate stating the aggregate principal amount of Term Loans or portions thereof being prepaid by the Borrower.

                  (c) The Administrative Agent shall promptly mail to each Lender so requesting the Change of Control Payment for such Term Loans.

                  (d) The provisions described above that require the Borrower to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Agreement are applicable.

                  (e) The Borrower shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and prepays all Term Loans not withdrawn under the Change of Control Offer or (ii) notice of voluntary prepayment has been given in accordance with Section 3.1 unless and until there is a default in payment of the applicable prepayment price.

                  6.14. Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (a) the Borrower or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness pursuant to the provisions of
Section 6.10 hereof;

                  (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Administrative Agent, of the property that is the subject of that sale and leaseback transaction; and

                  (c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with, Section 6.8 hereof.

                  6.15. Payments for Consent. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any other Loan Document unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to

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                                                                              71

amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  6.16. Additional Guarantees. If the Borrower or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Agreement, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute an Assumption Agreement (as such term is defined in the Guarantee and Collateral Agreement) and a Collateral Trust Joinder (as such term is defined in the Collateral Trust Agreement) and deliver an Opinion of Counsel to the Administrative Agent within ten Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

                  6.17. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 6.5 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

                  6.18. Further Assurances. For so long as the Term Commitments remain in effect or any Term Loan Obligations are outstanding, the Borrower shall, and shall cause each of its Subsidiaries to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Trustee and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Trustee or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Trustee or such Secured Parties may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.19. Additional Collateral. If the Borrower or any of its Subsidiaries pledges additional assets, property or any other collateral (the "Additional Collateral") in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined under the Revolving Credit

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                                                                              72

Agreement) to secure the Obligations (as defined under the Revolving Credit Agreement), then the Borrower shall, and shall cause its Subsidiaries to, take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties hereunder, a perfected security interest in such Additional Collateral (subject to Permitted Liens) to secure the Obligations hereunder at such time, including, without limitation, all of the actions specified under Section 6.10 of the Revolving Collateral Agreement, as applicable.

                           SECTION 7. SUCCESSORS

                  7.1.     Merger, Consolidation, or Sale of Assets.

                  (a) The Borrower may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (i)      either:

                           (A)      the Borrower is the surviving corporation;
                  or

                           (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent or each of the Lenders;

                  (iii) immediately after such transaction, no Default or Event of Default exists; and

                  (iv) the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 6.7(a) hereof.

                  (b) In addition, the Borrower may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

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                                                                              73

                  (c) This Section 7.1 will not apply to: (i) a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction; or (ii) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and its Restricted Subsidiaries that are Guarantors.

                  7.2. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Borrower in a transaction that is subject to, and that complies with the provisions of,
Section 7.1 hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Term Loans except in the case of a sale of all of the Borrower's assets in a transaction that is subject to, and that complies with the provisions of,
Section 7.1 hereof.

                           SECTION 8. DEFAULTS AND REMEDIES

                  8.1. Events of Default. Each of the following is an "Event of Default":

                  (a) the Borrower defaults in the payment when due of interest on, the Term Loans, and such default continues for a period of 30 days;

                  (b) the Borrower defaults in the payment when due at maturity, upon prepayment or otherwise of the principal of, or premium, if any, on the Term Loans;

                  (c) the Borrower or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 6.5, 6.7, 6.8, 6.13 or 7.1 hereof, and such failure continues for a period of 30 days after notice to the Borrower by the Administrative Agent or the Lenders holding at least 25% in aggregate principal amount of the Term Loans then outstanding;

                  (d) Holdings, the Borrower or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Agreement or the Notes, and such failure continues for 60 days after notice to the Borrower by the Administrative Agent or the Lenders holding at least 25% in aggregate principal amount of the Term Loans then outstanding;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings, the Borrower or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings, the Borrower or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, if that default:

                  (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Holdings, the Borrower or any of its Restricted Subsidiaries, (other than any such judgments that are fully covered by insurance, subject to ordinary deductibles) which judgment or judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final; provided that the aggregate amount of all such undischarged judgments exceeds $20.0 million;

                  (g) any of the Security Documents shall cease, for any reason, to be in full force and effect (except in accordance with the terms hereof and thereof), or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents for the benefit of the Secured Parties shall cease to be enforceable and of the same effect and priority purported to be created thereby (except in accordance with the terms hereof and thereof) or any Loan Party or Affiliate of any Loan Party shall so assert, or the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect as to any Guarantor (except in accordance with the terms hereof and thereof) or any Loan Party or any Affiliate of any Loan Party shall so assert;

                  (h) Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v)      generally is not paying its debts as they become due;
         or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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                                                                              75

                  (i) is for relief against Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  8.2. Acceleration. (a) In the case of an Event of Default specified in clause (h) or (i) of Section 8.1 hereof, with respect to Holdings, the Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Term Loans will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Administrative Agent or the Lenders holding at least 25% in principal amount of the then outstanding Term Loans may declare all the Term Loans to be due and payable immediately. Upon any such declaration, the Term Loans shall become due and payable immediately. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Borrower with the intention of avoiding payment of the premium that the Borrower would have had to pay if the Borrower then had elected to optionally prepay the Term Loans pursuant to Section 3.1(b), then, upon acceleration of the Term Loans, an equivalent premium shall also become and be immediately due and payable, anything in this Agreement to the contrary notwithstanding.

                  (b) In case an Event of Default occurs and is continuing, the Administrative Agent will be under no obligation to exercise any of the rights or powers under this Agreement at the request or direction of any Lenders unless such Lenders have offered to the Administrative Agent reasonable indemnity or security against any loss, liability or expense.

                  (c) The Required Lenders by written notice to the Administrative Agent may, on behalf of all of the Lenders, rescind an acceleration or waive any existing Default or Event of Default and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

                  (d) Upon becoming aware of any Default or Event of Default, the Borrower is required to deliver to the Administrative Agent a statement specifying such Default or Event of Default
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                                                                              76

                  8.3. Other Remedies. (a) If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy to collect the payment of principal and premium, if any, and interest on the Term Loans or to enforce the performance of any provision of the Notes or this Agreement.

                  (b) The Administrative Agent may maintain a proceeding even if it does not possess any of the Term Loans or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  8.4. Waiver of Past Defaults. The Required Lenders by notice to the Administrative Agent may on behalf of the Lenders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Term Loans (including in connection with an offer to prepay); provided, however, that the Required Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  8.5. Control by Majority. The Required Lenders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust or power conferred on it. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement that the Administrative Agent determines may be unduly prejudicial to the rights of other Lenders or that may involve the Administrative Agent in personal liability.

                  8.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Lender may pursue a remedy with respect to this Agreement or the Notes only if:

                  (a) such Lender has previously given the Administrative Agent notice that an Event of Default is continuing;

                  (b) Lenders holding at least 25% in aggregate principal amount of the outstanding Term Loans have requested the Administrative Agent to pursue the remedy;

                  (c) such Lenders have offered the Administrative Agent reasonable security or indemnity against any loss, liability or expense;

                  (d) the Administrative Agent has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

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                                                                              77

                  (e) Lenders holding a majority in aggregate principal amount of the outstanding Term Loans have not given the Administrative Agent a direction inconsistent with such request within such 60-day period.

                  8.7. Rights of Lenders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal, premium, if any, and interest on the Term Loans, on or after the respective due dates expressed in the Term Loans (including in connection with an offer to prepay), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                  8.8. Collection Suit by Administrative Agent. If an Event of Default specified in Section 8.1(i) or (ii) occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Borrower for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Term Loans and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

                  8.9. Priorities. If the Administrative Agent collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  First:   to the Administrative Agent, its agents and attorneys
         for amounts due under Section 10.5 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Administrative Agent and the costs and expenses of collection;

                  Second: to the Lenders for all amounts payable under the Term Loan Agreement, ratably, without preference or priority of any kind, according to the amounts due and payable on the Term Loans; and

                  Third:   to the Borrower or to such party as a court of
         competent jurisdiction shall direct.

                  The Administrative Agent may fix a record date and payment date for any payment to the Lenders of Term Loans pursuant to this Section 8.9.

                  8.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Administrative Agent for any action taken or omitted by it as a Administrative Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.10 does not apply to a suit by the Administrative Agent, a suit by a Lender pursuant to Section 8.7 hereof, or a suit by Lenders holding more than 10% in principal amount of the then outstanding Term Loans.

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                                                                              78

                             SECTION 9. THE AGENTS

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent to enter into the Collateral Trust Agreement substantially in the form attached hereto as Exhibit K. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been

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                                                                              79

filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

                  9.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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                                                                              80

                  9.7. Indemnification. The Lenders agree to indemnify each Agent (for purposes hereof, including the Collateral Trustee in its capacity as such under the Collateral Trust Agreement) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Term Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Term Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein (other than the Senior Note Indenture and the Revolving Credit Agreement) or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Term Loans and all other amounts payable hereunder.

                  9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Term Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Term Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as

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to any actions taken or omitted to be taken by it while it was Administrative
Agent under this Agreement and the other Loan Documents.

                  9.10. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

                  9.11. The Lead Arranger. The Lead Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

                  9.12. Withholding Tax. (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 3.7(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation the maximum amount of the applicable withholding tax. Nothing in this Section
9.12 shall relieve the Borrower of its obligation with respect to Non-Excluded Taxes and Other Taxes provided in Section 3.7.

                  (b) If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                  (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply with and be bound by the terms of Sections 3.7(f) and 9.12.

                           SECTION 10. MISCELLANEOUS

                  10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,

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                                                                              82

supplement or modification shall (i) forgive the principal amount or extend any scheduled date of payment of any Term Loan, reduce the stated rate of any interest, fee, premium or other amount payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release the Collateral Trustee's Lien on a material portion of the Collateral (except as otherwise permitted by the Loan Documents), add any consent requirement necessary to effect an assignment or participation pursuant to Section 10.6, or (except as otherwise provided in this Agreement), release any Guarantor from its obligations under the Guarantee and Collateral Agreement (except as permitted by this Agreement), or amend, modify or waive any provision of Section 3.5, in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of each Agent adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Term Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                  10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

                     The Borrower:          Haights Cross Operating Company
                                            10 New King Street, Suite 102
                                            White Plains, NY 10604
                                            Attention: Paul J. Crecca
                                            Telecopy: (914) 289-9401
                                            Telephone: (914) 289-9400

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                                                                              83

                   with a copy to:          Goodwin Procter LLP
                                            53 State Street, Exchange Place
                                            Boston, MA 02109
                                            Attention: David F. Deitz, P.C.
                                            Telecopy: (617) 523-1231
                                            Telephone: (617) 570-1000

         The Administrative Agent:          Bear Stearns Corporate Lending Inc.
                                            383 Madison Avenue
                                            New York, NY 10167
                                            Attention: Kevin Cullen
                                            Telecopy: (212) 272-9184
                                            Telephone: (212) 272-5724

                   with a copy to:          Latham & Watkins LLP
                                            885 Third Avenue, Suite 1000
                                            New York, NY 10022
                                            Attention: Marc D. Jaffe, Esq.
                                            Telecopy: (212) 751-4864
                                            Telephone: (212) 906-1200

provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and other extensions of credit hereunder.

                  10.5.    Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the

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                                                                              84

development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel, who shall be Latham & Watkins LLP (and such other local and special counsel as are reasonably retained), to such Agents and search, filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and to such Agent, (c) to pay, indemnify, and hold each Lender and Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, and (d) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Term Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the person and at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.

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                                                                              85

                  10.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer without such consent shall be null and void) except as permitted by Section 7.1 hereof and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b)      (i) Subject to the conditions set forth in paragraph
         (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for (x) an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person, or (y) any assignment by the Administrative Agent (or its affiliates); and

                           (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for (x) an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, or (y) any assignment by the Administrative Agent (or its respective affiliates).

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Term Commitments or Term Loans under this Agreement, the amount of the Term Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, and, after giving effect to such assignment, the remaining Term Loans and Term Commitments of such assigning Lender shall not be less than $1,000,000, in each case, unless each of the Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld), provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                           (B) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

                           (C) in the case of an assignment by a Lender to a CLO that is administered or managed by such Lender or an affiliate of such Lender, the

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                                                                              86

                  assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such CLO.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.7, 3.8 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). In the absence of manifest error, the entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans owing to it); provided that (A) such

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                                                                              87

Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.7, 3.8 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 3.6 or 3.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 3.7 unless such Participant complies with Section 3.7(e).

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Term Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

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                                                                              88

                  10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Term Loan Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 8.1(h) and 8.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Term Loan Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Term Loan Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

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                                                                              89

                  10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13. Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Term Loans and the other obligations under the Loan Documents (other than Hedging Obligations) shall have been paid in full, the Term Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Affiliate of a Lender, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty with respect to Hedging Obligations (or any professional advisor to such counterparty) or any pledgee of any security interest pledged pursuant to Section 10.6(d) hereof, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto hereby agrees that each party hereto (and each of its employees, representatives or agents) are permitted to disclose to any and all persons, without limitation, the tax treatment and tax structure of the Term Loans and the other transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to the Loan Parties or the Lenders, the Lead Arranger or the Agents related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Term Loans or the other transactions contemplated hereby.

                  10.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.17. Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

                  10.18.   Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement must include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    HAIGHTS CROSS OPERATING COMPANY

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    BEAR, STEARNS & CO. INC., as Lead Arranger

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    BEAR STEARNS CORPORATE LENDING INC., as
                                    Administrative Agent

                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                    Schedule 1.1

                               MORTGAGED PROPERTY

(a) INTELLECTUAL PROPERTY

(i) COPYRIGHTS

Please see attached.

(ii) TRADEMARKS

OWNER: HAIGHTS CROSS OPERATING COMPANY

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
HAIGHTS CROSS COMMUNICATIONS (AND DESIGN)          76-156,130         October 27, 2000
HAIGHTS CROSS COMMUNICATIONS                       76-135,490         September 26, 2000
HAIGHTS CROSS                                      76-135,489         September 26, 2000
Design only                                        2,729,861          June 24, 2003

OWNER: OAKSTONE PUBLISHING LLC

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
OAKSTONE                                           76-137618          September 29, 2000
TOPPERFORMANCE                                     2250060            June 1, 1999
TOPTOPICS                                          2143130            March 10, 1998
TOPDOLLAR                                          2145063            March 17, 1998
TOPHEALTH                                          1911330            August 15, 1995

OWNER: RECORDED BOOKS, LLC

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
GRIOT AUDIO                                        2487622            September 11, 2001
GRIOT AUDIO and Design                             2490872            September 18, 2001
Design Only                                        2242577            May 4, 1999

                                                          Schedule 1.1 continued

OWNER: SUNDANCE/NEWBRIDGE EDUCATIONAL PUBLISHING, LLC

The following Trademarks were formerly owned by Sundance Publishing, LLC:

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
LITTLE READERTWIN TEXTS                            76/376018          February 27, 2002
Design Only (Class 9)                              76/448558          September 11, 2002
Design Only (Class 16)                             2736468            July 15, 2003
TWIN TEXTS                                         2692730            March 4, 2003
SECOND CHANCE READING                              2489133            September 11, 2001
ALPHAKIDS and Design                               2216549            January 5, 1999
LIFT LITERATURE IS FOR THINKING and Design         2225675            February 23, 1999
NOVEL IDEAS                                        2231963            March 16, 1999
CHAPTER BY CHAPTER and Design                      2228067            March 2, 1999
LEAP (Stylized)                                    1347689            July 9, 1985

The following Trademarks were formerly owned by Newbridge Educational Publishing, LLC:

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
NEWBRIDGE DESCUBRIMIENTOS                          2504156            November 6, 2001
NEWBRIDGE LITTLE BOOKS FOR LITTLE HANDS            2459684            June 12, 2001
NEWBRIDGE DISCOVERY LINKS                          2354616            June 6, 2000
NEWBRIDGE DISCOVERY STATION                        2402572            November 7, 2000
NEWBRIDGE                                          1735677            November 24, 1992
NEWBRIDGE                                          1757761            March 9, 1993
NEWBRIDGE                                          1799967            October 19, 1993

OWNER: CHELSEA HOUSE PUBLISHERS, LLC

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
CHELSEA CLUBHOUSE and Design                       76/384252          March 14, 2002
CHELSEA HOUSE PUBLISHERS and Design                76/384251          March 14, 2002
CHELSEA CLUBHOUSE                                  2710069            April 22, 2003
CHELSEA HOUSE PUBLISHERS                           2502040            October 30, 2001
CHELSEA HOUSE                                      2500342            October 23, 2001

                                                          Schedule 1.1 continued

OWNER: TRIUMPH LEARNING, LLC

The following Trademarks were formerly owned by Testprep.com, LLC:


                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
IMPROVING SCORES. IMPROVING SCHOOLS.
IMPROVING LIVES                                    76/407792          May 14, 2002
TRIUMPH LEARNING IMPROVING SCORES, IMPROVING
SCHOOLS, IMPROVING LIVES and Design                76/408415          May 15, 2002
TRIUMPH LEARNING                                   76/231372          March 27, 2001
TRIUMPH LEARNING SYSTEMS                           76/260832          May 18, 2001
TRIUMPH LEARNING                                   2707945            April 15, 2003

OWNER: THE CORIOLIS GROUP, LLC

                                                  Application/          Application/
Trademark                                       Registration No.      Registration Date
---------                                       ----------------      -----------------
CORIOLIS                                           2577658            June 11, 2002
Design Only (Cl. 16)                               2581264            June 18, 2002
Design Only (Cl. 9)                                2571032            May 21, 2002
CORIOLISOPEN                                       75/687714          April 21, 1999
CORIOLIS                                           2509502            November 20, 2001

(iii) PATENTS

None

(b) REAL PROPERTY

270 Skipjack Road, Prince Frederick, Maryland 20678

                                                          Schedule 1.1 continued

(c) LEASED REAL PROPERTY

10 New King Street, Suite 102, White Plains, NY
307 Washington Street, Orange, NJ
365 Thomas Boulevard, Orange, NJ
1974 Sproul Road, Broomall, PA
6250 Baltimore Pike, Yeadon, PA
140 Bugeye Square, Prince Frederick, MD
333 E. 38th Street, New York, NY
6801 Cahaba Valley Road, Birmingham, AL
200 Skipjack Road, Prince Frederick, MD
140 W. 22nd Street, New York, NY
11-13 E. 26th Street, New York, NY
Units 3/6/7 Victoria Mills, United Kingdom
One Beeman Road, Northborough, MA

                                                                    Schedule 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

1. Consents given pursuant to a Charter Amendment and Securities Redemption Agreement, dated as of June 27, 2003, by and among Haights Cross Communications, Inc., Haights Cross Operating Company and the other parties named therein.

2. Consents given pursuant to an Indenture Amendment and Securities Redemption Agreement, dated as of June 27, 2003, by and among Haights Cross Operating Company and the parties named therein.

3. Consent of Common Stockholders of Haights Cross Communications, Inc. to an Amendment to the Investors Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc. and the stockholders named therein.

4. Consent of Investors' Designee of the Board of Directors of Haights Cross Communications, Inc. and Haights Cross Operating Company, dated August 7, 2003, pursuant to the Investors Agreement, dated December 10, 1999, as amended.

5. Payoff Letter relating to the payoff on the date hereof of the existing senior secured credit facility with CSFB and CIBC and related UCC-3 Termination Statements.

                                                                    Schedule 4.6

                               MATERIAL LITIGATION

None

                                                                Schedule 4.15(a)

                                  SUBSIDIARIES

                                                                 % OF EQUITY INTERESTS OWNED
ENTITY                           JURISDICTION OF ORGANIZATION         BY GROUP MEMBERS
------                           ----------------------------    ---------------------------
Sundance/Newbridge
Educational Publishing, LLC                Delaware                         100%

Triumph Learning, LLC                      Delaware                         100%

Recorded Books, LLC                        Delaware                         100%

W F Howes Limited                             UK                            100%

Oakstone Publishing, LLC                   Delaware                         100%

Chelsea House Publishers, LLC              Delaware                         100%

The Coriolis Group, LLC                    Delaware                         100%

                                                                Schedule 4.19(c)

                          MORTGAGE FILING JURISDICTIONS

See Schedule 3(a) of the Guarantee and Collateral Agreement incorporated herein by reference.